                                                                  Exhibit 10.17

         [Certain portions of this Exhibit have been omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Omitted portions: Sections 2.7 (in part), 2.9 (in part),
7.2 (in its entirety), 8 (in its entirety), 9.2 (in part), 11.1 (in its entirety), 16 (in part), and 23.1 (in part). Omitted portions have been filed separately with the Securities and Exchange Commission.]


                              COOPERATION AGREEMENT
                              REGARDING TELEMATICS

         This Agreement is made and entered into on the last day set out below by and between

         Unwire AB (publ), 556522-7617, Box 1449, 171 28 Solna, Sweden,
         (hereinafter referred to as "Unwire")

         AND

         Ericsson Business Consulting (Malaysia) Sdn Bhd, 474845-K, Wisma Ericsson Jalan SS 7/19, Kelana Jana, 47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia, (hereinafter referred to as "Ericsson").

         1.       DEFINITIONS

                  For the purpose of this Agreement, the following words and terms shall have the meanings set forth below:

         1.1 The term "the Agreement" shall mean this agreement including its appendices.

         1.2 The term "Know-how" shall mean knowledge, experience, data, technology, designs, techniques, drawings, software, and other information and knowledge.

         1.3 The term "Products" shall mean Unwire's telematics products set forth in ENCLOSURE 1.

         1.4 The term "Program" shall mean the software developed by Unwire and installed by Unwire in the Products.

         1.5 The term "Shipment" shall mean that the Products have been delivered by Unwire EXW at the place set our in Unwire's confirmation of Ericsson's order (Incoterms 1990).

         1.6      The term "Territory" shall mean Malaysia.

         2.       COOPERATION

         2.1 Subject to the terms and conditions of this Agreement, the parties shall on a non exclusive basis cooperate regarding telematics, i.e., products that enable telecommunication between devices. To begin with, the parties' cooperation is limited to Malaysia. However, the parties intend to extend the Territory into include other countries in the Asian Pacific region. Whenever new countries are to be covered by the Agreement, the parties shall in writing confirm that the Territory also includes such countries.

         2.2 The basis of the parties' cooperation is that Unwire develops and sells the Products, and that Ericsson desires to purchase the Products for resale as a part of complete solutions, and also desires to establish indirect channels to resell such solutions through third party resellers.

         2.3 In order to be able to resell the Products as a part of complete solutions, Ericsson shall maintain sufficient competence to be able to integrate the Products into complete solutions.

         2.4 The parties also intend to jointly and independently develop applications that can be downloaded into the Products.

         2.5 In addition to the support obligations for defective Products set forth in this Agreement, the parties shall jointly develop a concept including an undertaking to provide quality and support to customers. Under this concept, Ericsson shall be responsible for first-line support to customers, while Unwire shall be responsible for back-up support to Ericsson. The parties shall jointly agree upon the terms and conditions of such a support agreement, and the parties shall jointly decide how the revenues from the customers shall be shared between the parties.

         2.6 Either party shall without delay inform the other party of any companies or persons with whom it cooperates regarding telematics within the Territory and of any programs or other applications developed for the Products.

         2.7 Unwire has developed an application library, ENCLOSURE 2, including unique programs which can be installed in the Products. [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         2.8 Upon request by either party, the parties shall meet to discuss their cooperation under this Agreement. Cooperation results that are achieved shall be documented in the minutes from meetings, which shall be prepared jointly by the parties.

         2.9 For the cooperation under this Agreement, Ericsson shall make the following persons available:

                  [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

                  For the cooperation under this Agreement, Unwire shall make the following persons available:

                  [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

                  Replacement of may only occur with the permission of the other Party, whose permission sball not be unreasonably withheld.

         3.       GRANT

         3.1 Subject to the terms and conditions of this Agreement, Unwire hereby grants to Ericsson the non-exclusive right to market and sell the Products in the Territory. Unwire reserves the right to market and sell the Products directly to customers within the Territory. Unwire shall pay no commission or other compensation to Ericsson for such direct sales. If Ericsson can show that it has solicited a customer before Unwire or before any other distributor appointed by Unwire, Unwire is responsible for ensuring that Ericsson alone may market and sell the Products to such customer.

         3.2 Subject to the terms and conditions of this Agreement, Unwire grants to Ericsson a non-transferable and non-exclusive license to (either directly or indirectly through any of its partners) develop by itself or jointly with Unwire new software for the Products and to market and sell such software only as an integral part of the Products.

         3.3 Subject to the terms and conditions of this Agreement, Ericsson grants to Unwire a non-transferrable and non-exclusive right, unlimited in time, to freely manufacture, market and sub-license any software developed by Ericsson for the Products and any software developed jointly by the parties for the Products. Ericsson shall supply to Unwire the source code and other documentation relating to such software developed by Ericsson as soon as it has been developed.

         3.4 Subsection 3.3 above shall not apply in the event a third party still has intellectual property rights to the new software for the Products. In such cases, Ericsson shall promptly notify Unwire and the parties shall make their best efforts to conclude a license agreement on terms and conditions which reflect the particular circumstances of the individual case.

         4.       NEW PRODUCTS

         4.1 New products which are marketed by Unwire, shall be covered by the Agreement after written agreement by the parties.

         5.       LEGAL RELATIONSHIP OF THE PARTIES

         5.1 Ericsson shall buy the Products as an independent contractor and shall sell the Products in its own name, on its own account and at its own risk. Ericsson may not in any respect represent Unwire or enter into any agreement or other commitment on Unwire's behalf.

         6.       ORDERS AND DELIVERIES

         6.1 Ericsson's orders shall be made in writing. After receipt of an order, Unwire shall in writing within five (5) days either confirm the order or inform Ericsson that Unwire cannot accept the order.

         6.2 Shipment of Products shall be made within the time period set forth in Unwire's confirmation of Ericsson's order.

         6.3 If the delivery of the Products is delayed and such delay is due to Unwire, Ericsson shall be entitled to liquidated damages calculated for each full week of the duration of the delay at the rate of half a (0.5) percent of the price for the delayed Products. However, the liquidated damages may not exceed a total of five (5) percent of the price for the delayed Products.

         6.4 Unwire's liability or fault due to a delayed Shipment is to the abovementioned liquidated damages and Ericsson cannot make any other claims against Unwire on the grounds of a delayed Shipment. This does not, however, limit Ericsson's right to terminate the Agreement in accordance with section 25 below.

         7.       ERICSSON'S SALES EFFORTS

         7.1 Ericsson shall make its best efforts to market and sell the Products within all markets of the Territory.

         7.2 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         7.3 The remedy provided for above may be invoked against Ericsson only if Unwire gives Ericsson notice thereof no later than 30 days after Unwire has been informed of such non-fulfillment.

         8.       PRICE AND TERMS OF PAYMENT

         8.1 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         8.2 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         8.3 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         9.       WARRANTY

         9.1 Unwire undertakes and warrants that the Products shall at all times be free from defects in design, materials and workmanship, provided

                  a) that the Products have not been subject to misuse or neglect by Ericsson or its customers or

                  b) that the Products have not been altered or repaired other than by Unwire or with its approval.

         9.2 Unwire shall, at its own option and cost, repair or replace any Products found to be faulty by reason of defective design, materials or workmanship for a warranty period of [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] Such replacement or repair of Products shall be made by Unwire as soon as Ericsson has notified

                  [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         9.3 The warranty for repaired or replaced Products shall be treated as set forth in subsections 9.2 and 9.3.

         9.4 Unwire's liability or fault due to defective Products is limited to that stipulated above and Ericsson cannot make any other claims against Unwire on the grounds of Products being defective. This does not, however, limit Ericsson's right to terminate the Agreement in accordance with section 25 below.

         10.      RETURNED PRODUCTS

         10.1 Products rejected under a warranty shall at Unwire's option be delivered to Unwire at its expense and risk.

         10.2 All returned Products shall be accompanied by a report issued by Ericsson stating the reason for the return of the Products.

         10.3 Unwire shall reimburse all payments made by Ericsson for Products returned to Unwire, in accordance with the preceding section, within thirty (30) days from the date that Unwire has received the returned Products.

         11.      DISCONTINUANCE OF SUPPLY

         11.1 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         12.      SUBDISTRIBUTORS AND PARTNERS

         12.1 Ericsson may freely appoint subdistributors, agents or other intermediaries for the marketing and sales of the Products in the Territory. If Ericsson appoints subdistributors, agents or other intermediaries, Ericsson shall promptly notify Unwire of the intermediary's name and cause the intermediary to act in every respect in conformity with the provisions of this Agreement. Ericsson is responsible for any act by the intermediary provided such act is carried out with the full knowledge of and/or participation from Ericsson. Unwire shall have no responsibility in this request.

         12.2 Ericsson shall not allow a partner to develop software in accordance with section 3.2 above, without Unwire's prior written consent. Such consent may only be withheld on objective and qualitative grounds. If Ericsson allows a partner to develop software in accordance with section 3.2 above, Ericsson shall cause the partner to act in every respect in conformity with the provisions of this Agreement. Ericsson is responsible for any act by the partner provided such act is carried out with the full knowledge of and/or participation from Ericsson. Unwire shall have no responsibility in this respect.

         13.      FORECASTS

         13.1 Ericsson shall in November of each year furnish Unwire with a sales forecast containing Ericsson's intended sales volumes for the subsequent calendar year. In addition hereto, Ericsson shall one month before the beginning of every calendar quarter furnish Unwire with a sales forecast covering the subsequent calendar quarter. For the avoidance of doubts, the parties agree that the aforesaid forecasts shall be for planning purposes only and shall not be binding upon the parties.

         14.      MARKETING

         14.1 Ericsson shall, at its own expense, market the Products and participate in sales conferences arranged by Unwire and in fairs and exhibitions of importance to the marketing of the Products. Unwire shall to a reasonable extent and free of Charge assist Ericsson at exhibitions and demonstrations of the Products.

         14.2 Unwire shall, to the extent Unwire deems necessary, provide Ericsson with brochures, catalogs, drawings, samples and other sales promotion materials concerning the Products. Sales promotion materials prepared by Ericsson shall be approved by Unwire before use.

         15.      SERVICE

         15.1 Ericsson shall, at ito own cost, create and maintain a suitable service organization the Products throughout to entire Territory. This means that Ericsson shall be responsible for all contacts with customers and for accepting all Products returned by customers due to the Products being defective. When a customer returns a defective Product, Ericsson shall replace such Product no later than three days after the customer has returned the Product to Ericsson. Ericsson undertakes at all times to keep in stock at least three (3) percent Of Ericsson's yearly sales of the Products.

         16.      TRAINING AND SUPPORT

         16.1 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         16.2 [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

         17.      CHANGING THE PRODUCTS

         17.1 Ericsson shall not remove or change any trademark, trade name, sign or other mark on any Product or its packaging or make any alterations in the construction design of any Product.

         18.      TRADEMARKS AND OTHER INDUSTRIAL PROPERTY RIGHTS

         18.1 Ericsson shall use Unwire's trademarks and trade names when marketing the Products. The right and obligation to such use is limited to the period of the Agreement. Ericsson shall not use any other trademark in conjunction with Unwire's trademarks. Ericsson shall not acquire any rights whatsoever in Unwire's trademarks.

         18.2 Unwire has ownership of and all other rights to the Products, the Program and any other software developed by Unwire for the Products, including all copyright and Know-how relating in any way to the Products, the Program and the new software developed by Unwire for the Products. Through this Agreement, Ericsson does not acquire any right whatsoever to Unwire's copyright, patents, trade secrets or other intellectual property rights.

         18.3 Ericsson has ownership of all other rights to any new software developed by Ericsson for the Products, including all copyright and Know-how relating in any way to the new software developed by Ericsson for the Products. Through this Agreement, Unwire does not acquire any right whatsoever to Ericsson's copyright, patents, trade secrets or other intellectual property rights.

         18.4 The parties have joint ownership of and all other rights to any new software developed jointly by the parties for the Products, including all copyright and

                  Know-how relating in any way to the new software developed jointly by the parties for the Products.

         18.5 Either party shall without delay inform the other party of any infringement or suspected infringement in the Territory of the parties' patents or other industrial property rights. Neither party is, however, obliged to defend its or the other party's rights.

         19.      RIGHT TO USE THE PROGRAM

         19.1 Subject to the terms and conditions of this Agreement, Unwire grants to Ericsson a non-transferable and non-exclusive license within the Territory to grant (either directly or indirectly through a subdistributor) a non-transferable and non exclusive license to customers to use the Program when using the Product.

         19.2 Ericsson is only entitled to use the Program in accordance with the license set forth under section 20.1 above and is thus, among other things, not allowed to

                  a) modify, amend, later, revise, enhance or otherwise change the Program,

                  b) take any action, such as reverse assembly or reverse compilation, to derive a source code equivalent to the Program's,

                  c) copy, sell, license, sub-license, rent, lend or otherwise dispose of the Program,

                  d) make the Program or any portion thereof available to any third party, and

                  e) use the Program in a way that would endanger its quality as a trade secret.

         19.3 Ericsson may only grant sub-licenses on terms and conditions that are compatible with the provisions of this Agreement, and Ericsson shall be responsible towards Unwire for the fulfillment by the sub-licensee of such terms and conditions. Thus, Ericsson shall be responsible for the subdistributors granting sub-licenses to customers on terms and conditions that are compatible with the provisions of this Agreement.

         19.4 Unwire shall have the right to update (including amending and modifying) the Program through downloading software by radio. Customers shall, however, have the right to choose that Unwire shall not have such right to update the Program. Ericsson shall make its best efforts to ensure that subdistributors and customers that purchase the Products allow Unwire to update (including amending and modifying) the Program through downloading software by radio.

         19.5 To the best of Unwire's knowledge, third parties are unable to update (including amending and modifying) the Program.

         20.      DOCUMENTS

         20.1 Any documentation such as documents, drawings or other data bearing media and software programs (including information or drawings stored in or made by software programs) submitted to Ericsson by Unwire shall rernain Unwire's exclusive property and shall be returned to Unwire upon request.

         21.      SECRECY

         21.1 The parties agree without any limitation in time not to reveal to any third party Confidential Information, which a party obtains from the other Party in accordance with this Agreement.

         21.2 "Confidential Information" refers in this Agreement to any item of information technical, commercial or of any other nature - regardless of whether or not such information has been documented or not, with the exception of

                  a) information, which is generally known or which becomes a matter of general knowledge in a manner other than through the party's breach of the provisions of this Agreement,

                  b) information, which the party ran prove that he possessed before he received it from the other party, and

                  c) information, which the party received or will receive from a third party when the party does not have a duty of secrecy to such party.

         21.3 In cases referred to by c) above, the party is not however entitled to reveal to third parties that the same information has been received from the other party pursuant to this Agreement.

         21.4 Both parties agree to ensure that its employees, consultants, board members and other representatives for the party do not disclose Confidential Information to third parties. The parties are thus under a duty to ensure that persons who can be expected to come into contact with information of a confidential nature are required to deep such information secret to the same extent that this Agreement requires the parties to do so.

         21.5 Ericsson may only use Confidential Information, which has been supplied by Unwire, to sell the Products and to develop software for the Products in accordance with this Agreement.

         22.      ASSIGNMENT OF THE AGREEMENT

         22.1 Neither party may wholly or partly assign or pledge its rights and obligations under the Agreement to any third party except with the prior written consent of the other party, whose consent shall not be unreasonably withheld.

         23.      TERM

         23.1 The term of this Agreement commences upon the signature of both parties and continues until [Omitted based upon a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] The Agreement will be renewed for additional successive renewal periods of one year unless either party gives written notice, at least six months prior to the expiration of the preceding period, that the Agreement shall cease to exist.

         24.      PREMATURE TERMINATION DUE TO BREACH OF CONTRACT, ETC.

         24.1 Without prejudice to any remedy it may have against the other for breach or non-performance of the Agreement, either party shall have the right to terminate the Agreement by giving the other party no less than thirty (30) days notice in writing

                  a) if the other party should commit or permit a breach or non-performance of essential importance to the other party and should fail to remedy such breach within 10 days after receipt of written notice,

                  b) if the other party should enter into liquidation, either voluntary or compulsory, or become insolvent or enter into composition or corporate reorganization proceedings or if execution is levied on any goods and effects of the other party or the other party should enter into receivership, or

                  c) if ownership of the other party is materially changed.

         24.2 Notice of termination shall be given without undue delay after the circumstance constituting the breach was or should have been known to the aggrieved party.

         25.      CONSEQUENCES OF TERMINATION

         25.1 At the termination of the Agreement, Unwire may at its option repurchase all or a part of the stock of Products, which Ericsson may have at such time, at prices equal to the prices Ericsson paid when purchasing the Products from Unwire. Nothing herein contained shall be construed so as to affect Ericsson's responsibilities and/or ongoing contractual commitments to their agents, partners, sub-distributors, intermediaries and/or customers.

         25.2 If Unwire chooses not to repurchase the Products in accordance with the preceding paragraph, Unwire shall complete all orders received before the termination of the Agreement and Ericsson is free to dispose of Products in stock after the termination of the Agreement. Notwithstanding that delivery by Unwire might be made after the termination of the Agreement, the provisions of the Agreement shall apply to such deliveries.

         26.      FORCE MAJEURE

         26.1 The parties shall be relieved from liability for a failure to perform any obligation under the Agreement during such period and to the extent that the due performance thereof by either of the parties is prevented by reason of any circumstance beyond the control of the parties, such as war, warlike hostilities, mobilization, civil war, fire, flood, changes in laws and regulations or in the interpretation thereof, acts of authorities, labor disputes blockades, major accidents or other circumstances of similar importance or nature. Provided that if the period of force majeure shall persists for more than thirty (30) days, either party shall be entitled to summarily terminate this Agreement by notice in writing to the other.

         26.2 The party desiring to invoke an event of force majeure shall give immediate notice to the other party of the commencement and the cessation of such event of force majeure, failing which the party shall not be discharged from liability for any non-performance caused by such event of force majeure.

         27.      LIMITATION  LIABILITY

         27.1 The parties shall not be liable for any indirect, incidental, or consequential damages, including, without limitation, any lost profits, data or income, arising out of or in connection with this Agreement.

         27.2 The parties' liability for damages payable to the other party shall only cover compensation for direct loss and shall not exceed a total of fifteen (15) percent of the price of the Products so far delivered under the Agreement. This limitation does not include interest and liquidated damages.

         27.3 The limitation of liability for damages under this section is not applicable with respect to damages which arise in connection with a breach of section 19 (Trademarks and other industrial property rights), section 20 (Right to use the Program), section 21 (Documents) and section 22 (Secrecy).

         28.      GOVERNING LAW

         28.1 The Agreement shall be construed in accordance with and be governed by the laws of Sweden.

         29.      NOTICES AND LANGUAGE

         29.1 Any notice, request, consent and other communication to be given by a party under the Agreement (hereinafter called a "Notice") shall be in the English language and deemed to be valid and effective if personally served on the other party or sent by registered prepaid airmail or by telefax to the addresses and fax numbers set forth in ENCLOSURE 6.

         29.2     A Notice shall be deemed to have been given:

                  a) in the case of persona service at the time of service;

                  b) in the case of prepaid registered mail: at the latest, seven days after the date of mailing; and

                  c) in the case of telefax: on the date the telefax is sent, provided receipt is confirmed by the other party.

         29.3 Changes of address are to be notified as set out in this provision.

         30.      HEADINGS

         30.1 The division of the Agreement into separate articles and the insertion of headings shall not affect the interpretation of the Agreement.

         31.      AMENDMENTS

         31.1 Only those amendments and additions to the Agreement that are made in writing and signed by the parties are valid.

         32.      ENTIRE AGREEMENT

         32.1 The Agreement constitutes the entire agreement between the parties on all issues to which the Agreement relates. The contents of the Agreement supersede all previous written or oral commitments and undertakings.

         33.      SEVERABILITY

         33.1 If any provision of the Agreement or part thereof shall to any extent be or become invalid or unenforceable, the parties shall agree upon any necessary and reasonable adjustments of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement. Failing an agreement between the parties on adjustment of the Agreement, such adjustments shall be made by arbitrators in accordance with the provisions of the arbitration clause in the Agreement.

         34.      WAIVER

         34.1 No consent or waiver, express or implied, by either party of any breach or default of the other party in performing its obligations under the Agreement shall be deemed or construed to be a consent or waiver of any other breach or default by the other party of the same or any other obligation hereunder. Any failure by one party to complain of any act or failure to act of the other party or to declare that other party in default shall not constitute a waiver by the first party of its rights under the Agreement. No waiver of any rights under the Agreement shall be effective unless in writing and signed by the party purporting to give the same.

         35.      ARB1TRATION

         35.1 Any dispute, controversy or claim arising out of or in connection with this contract, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration, Institute of the Stockholm Chamber of Commerce.

         35.2     The place of arbitration shall be Stockholm.

         35.3 The language to be used in the arbitral proceedings shall be English.

         36.      MISCELLANEOUS

         36.1 This Agreement Is conditional upon the approval of Unwire's board of directors.

         36.2 This Agreement shall be binding upon the successors-in-title permitted assigns of the respective parties hereto.

         36.3 Each party warrants that it has the power and capacity to enter into this Agreement and has obtained all necessary approvals to do so.

         36.4 This Agreement shall at all times be subject to changes or modifications to comply with the rules, regulations or orders of the regulatory authorities and necessary approvals of local, state and federal agencies.

         36.5 Each party shall bear its own Solicitors' costs for this Agreement.

         36.6 Time wherever mentioned shall be of the essence of this Agreement.

         The Agreement has been executed in two copies of which the parties have taken one each.


         Kuala Lumpur April 5, 2000


         UNWIRE AB (PUBL)                           ERICSSON BUSINESS CONSULTING
                                                             (MALAYSIA) SDN BHD


         /s/ Michael Wallon                          /s/ Mikael Karlstrom
         -----------------------                     -------------------------
            Michael Wallon                             Mikael Karlstrom




                                        -14-